Exhibit 24.1
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints William Appleton, Timothy M. Wesolowski and Julie L. McGehee, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign his or her name as a director of The E. W. Scripps Company (the “Company”) to the Registration Statement on Form S-4 relating to the issuance of class A common shares of the Company in connection with the transactions involving the Company, Journal Communications, Inc. and various subsidiaries of the parties, and any and all amendments (including post-effective amendments) or supplements to such registration statement, and any additional registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard A. Boehne	Chairman, President and Chief Executive Officer	November 4, 2014
Richard A. Boehne

/s/ Kelly P. Conlin	Director	November 4, 2014
Kelly P. Conlin

/s/ John W. Hayden	Director	November 4, 2014
John W. Hayden

/s/ Anne M. La Dow	Director	November 4, 2014
Anne M. La Dow

/s/ Roger L. Ogden	Director	November 4, 2014
Roger L. Ogden

/s/ Mary Peirce	Director	November 4, 2014
Mary Peirce

/s/ J. Marvin Quin	Director	November 4, 2014
J. Marvin Quin

/s/ Paul K. Scripps	Director	November 4, 2014
Paul K. Scripps

/s/ Kim Williams	Director	November 4, 2014
Kim Williams